Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Third Quarter Fiscal 2023
Results of Operations
Highlights
▪Korn Ferry reports fee revenue of $680.8 million in Q3 FY’23, essentially flat (increase of 4% at constant currency) from Q3 FY’22.
▪Net income and adjusted net income attributable to Korn Ferry were $11.2 million and $53.0 million in Q3 FY’23, while diluted and adjusted diluted earnings per share were $0.21 and $1.01 in Q3 FY’23, respectively.
▪Operating income and Adjusted EBITDA were $12.5 million (operating margin of 1.8%) and $96.1 million (Adjusted EBITDA margin of 14.1%), respectively, in Q3 FY’23.
▪The Company repurchased 462,500 shares of stock during the quarter for $25.0 million.
▪Declared a quarterly dividend of $0.15 per share on March 7, 2023, which is payable on April 14, 2023 to stockholders of record on March 28, 2023.
▪On February 1, 2023, Korn Ferry completed the acquisition of Salo, a leading provider of finance, accounting and HR interim talent, which will be included in the Professional Search & Interim segment in Q4 FY'23.

Los Angeles, CA, March 8, 2023 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced third quarter fee revenue of $680.8 million. In addition, third quarter diluted earnings per share was $0.21 and adjusted diluted earnings per share was $1.01. Adjusted diluted earnings per share for the third quarter excludes $41.8 million, net of tax or $0.80 per share, of restructuring charges, net, due to the realignment of our workforce, impairment of certain real estate assets and integration/acquisition costs.
“During the fiscal third quarter we generated $681 million in fee revenue, flat year-over-year and up 4% at constant currency. Our fully diluted earnings per share and Adjusted fully diluted earnings per share were $0.21 and $1.01, respectively, and our Adjusted EBITDA was $96 million, a 14.1% margin,” said Gary D. Burnison, CEO, Korn Ferry.
“Korn Ferry is incredibly well-positioned as clients continue to navigate an economy in transition. We will continue to prioritize faster growing, larger addressable, less cyclical markets that set up our firm and our clients for success. As an example, the recent addition of Salo now brings our interim services to be more than 10% of our firm’s revenue on a pro forma basis.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$680.8	$680.7	$2,104.5	$1,905.6
Total revenue	$686.8	$685.0	$2,125.7	$1,916.5
Operating income	$12.5	$126.3	$243.8	$331.3
Operating margin	1.8%	18.6%	11.6%	17.4%
Net income attributable to Korn Ferry	$11.2	$84.1	$162.0	$234.7
Basic earnings per share	$0.21	$1.55	$3.07	$4.33
Diluted earnings per share	$0.21	$1.54	$3.05	$4.28

Adjusted Results (b):	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$96.1	$138.3	$359.4	$394.5
Adjusted EBITDA margin	14.1%	20.3%	17.1%	20.7%
Adjusted net income attributable to Korn Ferry	$53.0	$86.9	$209.1	$245.7
Adjusted basic earnings per share	$1.01	$1.60	$3.96	$4.53
Adjusted diluted earnings per share	$1.01	$1.59	$3.93	$4.48
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and net restructuring charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Integration/acquisition costs	$2.5	$3.2	$9.5	$4.3
Impairment of fixed assets	$4.4	$—	$4.4	$1.9
Impairment of right of use assets	$5.5	$—	$5.5	$7.4
Restructuring charges, net	$41.2	$—	$41.2	$—
The Company reported fee revenue in Q3 FY’23 of $680.8 million, essentially flat (up 4% on a constant currency basis) compared to Q3 FY’22. Fee revenue decreased in Executive Search and Professional Search mainly due to a decline in demand for our products and services driven by the global economic factors. This decline in fee revenue was fully offset by increases in RPO and Interim fee revenue resulting from the acquisitions of Patina and Infinity Consulting Solutions (collectively, the “acquisitions”).
Operating margin was 1.8% in Q3 FY’23, compared to 18.6% in the year-ago quarter. Adjusted EBITDA margin was 14.1% in Q3 FY’23, compared to 20.3%, in the year-ago quarter. Net income attributable to Korn Ferry was $11.2 million in Q3 FY’23, compared to $84.1 million in Q3 FY’22 and Adjusted EBITDA was $96.1 million in Q3 FY’23 compared to $138.3 million in Q3 FY’22.
Operating margin decreased primarily due to 1) restructuring charges, net recorded in Q3 FY'23, 2) impairment of fixed assets and right of use assets due to the Company deciding to abandon and/or sublease office space that it was no longer using, 3) change in fee revenue mix discussed above and 4) an increase in compensation and benefits expense due to increased headcount and wage inflation.
Adjusted EBITDA margin decreased due to a change in the fee revenue mix and the increase in compensation and benefits expense discussed above.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$162.2	$162.9	$501.7	$476.3
Total revenue	$164.4	$163.8	$509.0	$478.6

Ending number of consultants and execution staff (b)	1,877	1,787	1,877	1,787
Hours worked in thousands (c)	414	424	1,340	1,295
Average bill rate (d)	$392	$384	$374	$368

Adjusted Results (e):	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$23.3	$28.6	$83.9	$85.5
Adjusted EBITDA margin	14.4%	17.5%	16.7%	17.9%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$2.8	$—	$2.8	$0.3
Impairment of right of use assets	$3.1	$—	$3.1	$2.5
Restructuring charges, net	$10.8	$—	$10.8	$—

Fee revenue was $162.2 million in Q3 FY’23 compared to $162.9 million in Q3 FY’22, essentially flat (up 4% on a constant currency basis). Consulting saw growth in Performance Management, Leadership Development Programs, Organizational Effectiveness, ESG and Reward Implementation, offset by declines in LD Strategy, and Competency Modeling.
Adjusted EBITDA was $23.3 million in Q3 FY’23 with an Adjusted EBITDA margin of 14.4% compared to Adjusted EBITDA of $28.6 million with an associated margin of 17.5%, respectively, in the year-ago quarter. This decrease in Adjusted EBITDA resulted primarily from an increase in compensation and benefits expense due to increased headcount and wage inflation.

Selected Digital Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$85.1	$90.2	$263.2	$259.5
Total revenue	$85.1	$90.5	$263.5	$259.9

Ending number of consultants	365	284	365	284
Subscription & License fee revenue	$29.6	$29.0	$88.1	$79.7

Adjusted Results (b):	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$22.2	$28.1	$73.9	$82.3
Adjusted EBITDA margin	26.0%	31.2%	28.1%	31.7%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$1.5	$—	$1.5	$0.2
Impairment of right of use assets	$1.7	$—	$1.7	$1.3
Restructuring charges, net	$2.9	$—	$2.9	$—

Fee revenue was $85.1 million in Q3 FY’23 compared to $90.2 million in Q3 FY’22, a decrease of $5.1 million or 6% (down 1% on a constant currency basis). Subscription based revenue remained steady with growth in sales effectiveness tools, however, there was a decline in service delivery supporting content and usage of assessment tools, especially in the tech industry aligned with the industry's recent scaling back of employees.
Adjusted EBITDA was $22.2 million in Q3 FY’23 with an Adjusted EBITDA margin of 26.0% compared to $28.1 million and 31.2%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA and Adjusted EBITDA margin resulted from the decrease in fee revenue outlined above along with an increase in general and administrative expenses.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$212.0	$239.0	$663.2	$691.4
Total revenue	$213.8	$240.0	$668.7	$694.2

Ending number of consultants	616	581	616	581
Average number of consultants	619	576	601	553
Engagements billed	4,080	4,335	8,272	8,862
New engagements (c)	1,516	1,787	4,835	5,362

Adjusted Results (d):	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$46.4	$65.7	$163.2	$193.4
Adjusted EBITDA margin	21.9%	27.5%	24.6%	28.0%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$—	$0.1
Impairment of right of use assets	$—	$—	$—	$0.9
Restructuring charges, net	$19.4	$—	$19.4	$—

Fee revenue was $212.0 million and $239.0 million in Q3 FY’23 and Q3 FY’22, respectively, a year-over-year decrease of 11% (down 9% on a constant currency basis). The decrease in fee revenue was driven by a 6% decrease in the number of the engagements billed and a 3% decrease in weighted-average fee billed per engagement (calculated using local currency). Fee revenue decreased in North America and Asia, partially offset by higher fee revenue in EMEA.
Adjusted EBITDA was $46.4 million in Q3 FY’23 with an Adjusted EBITDA margin of 21.9% compared to Adjusted EBITDA of $65.7 million and Adjusted EBITDA margin of 27.5%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decrease in fee revenue discussed above.

Selected Professional Search & Interim Data(a)
(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$118.0	$90.0	$351.7	$196.4
Total revenue	$118.6	$90.2	$354.4	$196.8

Permanent Placement:
Fee revenue	$65.0	$75.0	$218.5	$181.4
Engagements billed (c)	2,428	2,716	6,104	4,770
New engagements (d)	1,460	1,693	5,122	3,729
Ending number of consultants (e)	448	455	448	455
Interim (started in Q3 FY'22):
Fee revenue	$53.0	$15.0	$133.1	$15.0
Average bill rate (f)	$107	$91	$110	$91
Average weekly billable consultants (g)	1,061	370	878	370

Adjusted Results (h):	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$22.0	$31.3	$83.6	$72.6
Adjusted EBITDA margin	18.6%	34.8%	23.8%	37.0%
_____________________
(a)In the first quarter of fiscal 2023, the Company changed the composition of its global segments. Professional Search & Interim segment represents the single hire to multi hire permanent placement and interim business that was previously included in the RPO & Professional Search segment. Segment data for Q3 FY’22 and year to date FY'22 has been recast to reflect the division of the RPO & Professional Search segment into the RPO segment and Professional Search & Interim segment.
(b)Numbers may not total due to rounding.
(c)Represents engagements billed for professional search.
(d)Represents new engagements opened for professional search in the respective period.
(e)Represents number of employees originating professional search.
(f)Fee revenue from interim divided by the number of hours worked by consultants.
(g)The number of billable consultants based on a weekly average in the respective period.
(h)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$0.1	$—	$0.1	$0.9
Impairment of right of use assets	$0.6	$—	$0.6	$1.4
Integration/acquisition costs	$1.7	$1.4	$6.6	$1.4
Restructuring charges, net	$4.8	$—	$4.8	$—
Fee revenue was $118.0 million in Q3 FY’23, an increase of $28.0 million or 31% (up 33% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was driven by the growth in Interim fee revenue of $38.0 million primarily due to the acquisitions, partially offset by a decrease in permanent placement fee revenue of $10.0 million.
Adjusted EBITDA was $22.0 million in Q3 FY’23 with an Adjusted EBITDA margin of 18.6% compared to $31.3 million and 34.8%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA margin was primarily due to the change in fee revenue mix discussed above along with an increase in compensation and benefits expense due to increased headcount and wage inflation.

Selected RPO Data(a)
(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$103.5	$98.6	$324.8	$282.0
Total revenue	$104.9	$100.4	$330.1	$287.0

Remaining revenue under contract(c)	$836.9	$698.1	$836.9	$698.1
RPO new business(d)	$44.0	$135.2	$482.7	$384.4

Adjusted Results (e):	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$9.8	$12.8	$43.6	$41.7
Adjusted EBITDA margin	9.5%	12.9%	13.4%	14.8%
______________________
(a)In the first quarter of fiscal 2023, the Company changed the composition of its global segments. RPO segment represents the recruitment outsourcing business that was previously included in the RPO & Professional Search segment. Segment data for Q3 FY’22 and year to date FY'22 has been recast to reflect the division of the RPO & Professional Search segment into a RPO segment and Professional Search & Interim segment.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Estimated total value of a contract at the point of execution of the contract.
(e)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$—	$0.4
Impairment of right of use assets	$0.1	$—	$0.1	$1.2
Restructuring charges, net	$3.1	$—	$3.1	$—

Fee revenue was $103.5 million in Q3 FY’23, an increase of $4.9 million or 5% (up 9% on a constant currency basis), compared to the year-ago quarter. RPO fee revenue increased due to the wider adoption of RPO services in the market in combination with our differentiated solutions.
Adjusted EBITDA was $9.8 million in Q3 FY’23 with an Adjusted EBITDA margin of 9.5% compared to $12.8 million and 12.9%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was due to increases in compensation and benefits expense driven by an increase in headcount associated with recent new business wins and wage inflation, and higher general and administrative expenses, partially offset by an increase in fee revenue.

Outlook
Assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:
▪Q4 FY’23 fee revenue is expected to be in the range of $690 million and $710 million; and
▪Q4 FY’23 diluted earnings per share is expected to range between $0.89 to $0.98.
On a consolidated adjusted basis:
▪Q4 FY’23 adjusted diluted earnings per share is expected to be in the range from $0.97 to $1.05.

	Q4 FY’23 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$0.89	$0.98
Integration/acquisition	0.11	0.10
Tax Rate Impact	(0.03)	(0.03)
Consolidated adjusted diluted earnings per share(1)	$0.97	$1.05
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to the ultimate magnitude and duration of any pandemic or outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, dislocation in the labor markets and increasing competition for highly skilled workers, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, impact of inflationary pressures on our profitability, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses, including Infinity Consulting Solutions and Salo and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) Restructuring charges, net to realign workforce with the Company's business needs and objectives. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022
	(unaudited)
Fee revenue	$680,782	$680,741	$2,104,534	$1,905,579
Reimbursed out-of-pocket engagement expenses	6,063	4,215	21,178	10,873
Total revenue	686,845	684,956	2,125,712	1,916,452

Compensation and benefits	479,382	445,870	1,409,774	1,273,746
General and administrative expenses	72,785	60,811	202,328	175,143
Reimbursed expenses	6,063	4,215	21,178	10,873
Cost of services	57,903	31,666	157,152	77,988
Depreciation and amortization	17,037	16,104	50,359	47,381
Restructuring charges, net	41,162	—	41,162	—
Total operating expenses	674,332	558,666	1,881,953	1,585,131

Operating income	12,513	126,290	243,759	331,321
Other income (loss), net	13,097	(7,277)	4,824	2,236
Interest expense, net	(5,378)	(7,029)	(20,088)	(18,820)
Income before provision for income taxes	20,232	111,984	228,495	314,737
Income tax provision	8,463	26,927	63,575	76,951
Net income	11,769	85,057	164,920	237,786
Net income attributable to noncontrolling interest	(522)	(956)	(2,885)	(3,090)
Net income attributable to Korn Ferry	$11,247	$84,101	$162,035	$234,696

Earnings per common share attributable to Korn Ferry:
Basic	$0.21	$1.55	$3.07	$4.33
Diluted	$0.21	$1.54	$3.05	$4.28

Weighted-average common shares outstanding:
Basic	51,278	52,999	51,639	52,958
Diluted	51,431	53,495	51,999	53,538

Cash dividends declared per share:	$0.15	$0.12	$0.45	$0.36

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2023	2022	% Change	2023	2022	% Change

Fee revenue:
Consulting	$162,155	$162,889	(0.5)%	$501,731	$476,260	5.3%
Digital	85,071	90,194	(5.7)%	263,161	259,504	1.4%
Executive Search:
North America	132,810	152,597	(13.0)%	426,839	449,472	(5.0%)
EMEA	48,960	47,509	3.1%	140,661	132,690	6.0%
Asia Pacific	22,621	31,425	(28.0)%	72,410	88,385	(18.1%)
Latin America	7,654	7,468	2.5%	23,283	20,815	11.9%
Total Executive Search (a)	212,045	238,999	(11.3)%	663,193	691,362	(4.1%)
Professional Search & Interim	117,980	90,015	31.1%	351,670	196,411	79.0%
RPO	103,531	98,644	5.0%	324,779	282,042	15.2%
Total fee revenue	680,782	680,741	0.0%	2,104,534	1,905,579	10.4%
Reimbursed out-of-pocket engagement expenses	6,063	4,215	43.8%	21,178	10,873	94.8%
Total revenue	$686,845	$684,956	0.3%	$2,125,712	$1,916,452	10.9%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	January 31, 2023	April 30, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$771,898	$978,070
Marketable securities	48,253	57,244
Receivables due from clients, net of allowance for doubtful accounts of $43,606 and $36,384 at January 31, 2023 and April 30, 2022, respectively	628,693	590,260
Income taxes and other receivables	65,079	31,884
Unearned compensation	59,899	60,749
Prepaid expenses and other assets	39,605	41,763
Total current assets	1,613,427	1,759,970

Marketable securities, non-current	187,646	175,783
Property and equipment, net	154,983	138,172
Operating lease right-of-use assets, net	140,777	167,734
Cash surrender value of company-owned life insurance policies, net of loans	198,634	183,308
Deferred income taxes	93,403	84,712
Goodwill	793,285	725,592
Intangible assets, net	88,895	89,770
Unearned compensation, non-current	110,958	118,238
Investments and other assets	24,180	21,267
Total assets	$3,406,188	$3,464,546

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$42,035	$50,932
Income taxes payable	17,005	34,450
Compensation and benefits payable	405,584	547,826
Operating lease liability, current	45,234	48,609
Other accrued liabilities	346,489	302,408
Total current liabilities	856,347	984,225

Deferred compensation and other retirement plans	393,155	357,175
Operating lease liability, non-current	118,438	151,212
Long-term debt	396,011	395,477
Deferred tax liabilities	2,336	2,715
Other liabilities	26,887	24,153
Total liabilities	1,793,174	1,914,957

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 76,691 and 75,409 shares issued and 52,522 and 53,190 shares outstanding at January 31, 2023 and April 30, 2022, respectively	434,163	502,008
Retained earnings	1,271,618	1,134,523
Accumulated other comprehensive loss, net	(96,802)	(92,185)
Total Korn Ferry stockholders' equity	1,608,979	1,544,346
Noncontrolling interest	4,035	5,243
Total stockholders' equity	1,613,014	1,549,589
Total liabilities and stockholders' equity	$3,406,188	$3,464,546

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2023	2022	2023	2022

Net income attributable to Korn Ferry	$11,247	$84,101	$162,035	$234,696
Net income attributable to non-controlling interest	522	956	2,885	3,090
Net income	11,769	85,057	164,920	237,786
Income tax provision	8,463	26,927	63,575	76,951
Income before provision for income taxes	20,232	111,984	228,495	314,737
Other (income) loss, net	(13,097)	7,277	(4,824)	(2,236)
Interest expense, net	5,378	7,029	20,088	18,820
Operating income	12,513	126,290	243,759	331,321
Depreciation and amortization	17,037	16,104	50,359	47,381
Other income (loss), net	13,097	(7,277)	4,824	2,236
Integration/acquisition costs (1)	2,456	3,214	9,472	4,298
Impairment of fixed assets (2)	4,375	—	4,375	1,915
Impairment of right of use assets (3)	5,471	—	5,471	7,392
Restructuring charges, net (4)	41,162	—	41,162	—
Adjusted EBITDA	$96,111	$138,331	$359,422	$394,543

Operating margin	1.8%	18.6%	11.6%	17.4%
Depreciation and amortization	2.5%	2.4%	2.4%	2.5%
Other income (loss), net	1.9%	(1.1)%	0.2%	0.1%
Integration/acquisition costs (1)	0.4%	0.4%	0.4%	0.2%
Impairment of fixed assets (2)	0.7%	—	0.2%	0.1%
Impairment of right of use assets (3)	0.8%	—	0.3%	0.4%
Restructuring charges, net (4)	6.0%	—	2.0%	—
Adjusted EBITDA margin	14.1%	20.3%	17.1%	20.7%

Net income attributable to Korn Ferry	$11,247	$84,101	$162,035	$234,696
Integration/acquisition costs (1)	2,456	3,214	9,472	4,298
Impairment of fixed assets (2)	4,375	—	4,375	1,915
Impairment of right of use assets (3)	5,471	—	5,471	7,392
Restructuring charges, net (4)	41,162	—	41,162	—
Tax effect on the adjusted items (5)	(11,705)	(404)	(13,410)	(2,632)
Adjusted net income attributable to Korn Ferry	$53,006	$86,911	$209,105	$245,669

Basic earnings per common share	$0.21	$1.55	$3.07	$4.33
Integration/acquisition costs (1)	0.05	0.06	0.18	0.08
Impairment of fixed assets (2)	0.08	—	0.08	0.03
Impairment of right of use assets (3)	0.10	—	0.10	0.14
Restructuring charges, net (4)	0.80	—	0.79	—
Tax effect on the adjusted items (5)	(0.23)	(0.01)	(0.26)	(0.05)
Adjusted basic earnings per share	$1.01	$1.60	$3.96	$4.53

Diluted earnings per common share	$0.21	$1.54	$3.05	$4.28
Integration/acquisition costs (1)	0.05	0.06	0.18	0.08
Impairment of fixed assets (2)	0.08	—	0.08	0.03
Impairment of right of use assets (3)	0.10	—	0.10	0.14
Restructuring charges, net (4)	0.80	—	0.78	—
Tax effect on the adjusted items (5)	(0.23)	(0.01)	(0.26)	(0.05)
Adjusted diluted earnings per share	$1.01	$1.59	$3.93	$4.48
Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets (i.e. leasehold improvements) due to terminating and deciding to sublease some of our office leases.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges we incurred to realign workforce with business needs and objectives due to shifts in global trade lanes and persistent inflationary pressures.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended January 31,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$162,155	$164,414	$23,305	14.4%	$162,889	$163,824	$28,556	17.5%
Digital	85,071	85,087	22,153	26.0%	90,194	90,501	28,142	31.2%
Executive Search:
North America	132,810	134,255	30,446	22.9%	152,597	153,454	45,702	29.9%
EMEA	48,960	49,195	7,981	16.3%	47,509	47,666	8,080	17.0%
Asia Pacific	22,621	22,694	5,538	24.5%	31,425	31,448	9,451	30.1%
Latin America	7,654	7,658	2,462	32.2%	7,468	7,470	2,484	33.3%
Total Executive Search	212,045	213,802	46,427	21.9%	238,999	240,038	65,717	27.5%
Professional Search & Interim	117,980	118,616	21,969	18.6%	90,015	90,198	31,344	34.8%
RPO	103,531	104,926	9,849	9.5%	98,644	100,395	12,765	12.9%
Corporate	—	—	(27,592)		—	—	(28,193)
Consolidated	$680,782	$686,845	$96,111	14.1%	$680,741	$684,956	$138,331	20.3%

	Nine Months Ended January 31,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$501,731	$508,994	$83,944	16.7%	$476,260	$478,563	$85,458	17.9%
Digital	263,161	263,479	73,855	28.1%	259,504	259,894	82,330	31.7%
Executive Search:
North America	426,839	431,286	112,164	26.3%	449,472	451,836	137,939	30.7%
EMEA	140,661	141,443	24,577	17.5%	132,690	133,080	23,328	17.6%
Asia Pacific	72,410	72,669	18,723	25.9%	88,385	88,447	25,972	29.4%
Latin America	23,283	23,289	7,686	33.0%	20,815	20,821	6,204	29.8%
Total Executive Search	663,193	668,687	163,150	24.6%	691,362	694,184	193,443	28.0%
Professional Search & Interim	351,670	354,430	83,587	23.8%	196,411	196,832	72,608	37.0%
RPO	324,779	330,122	43,562	13.4%	282,042	286,979	41,726	14.8%
Corporate	—	—	(88,676)		—	—	(81,022)
Consolidated	$2,104,534	$2,125,712	$359,422	17.1%	$1,905,579	$1,916,452	$394,543	20.7%